Your **Vote** Counts!

INNOVID CORP.

2022 Annual Meeting
Vote by June 6, 2022
11:59 PM Eastern Time



INNOVID CORP.
30 IRVING PLACE, 12TH FLOOR
NEW YORK, NY 10003

D84956-P74000

You invested in INNOVID CORP. and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on June 7, 2022.**

Get informed before you vote

View the Notice, Proxy Statement and Annual Report online at www.ProxyVote.com OR you can receive a free paper or email copy of the material(s) by requesting prior to May 24, 2022. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit **www.ProxyVote.com**

Control #

Smartphone users

Point your camera here and vote without entering a control number

Vote Virtually at the Meeting*

June 7, 2022
10:00 a.m. Eastern Time

Meeting to be held virtually at:
www.virtualshareholdermeeting.com/CTV2022

Vote Prior to the Meeting:
Online: www.ProxyVote.com
By Mail: Request a paper copy of the materials, which will include a proxy card

*Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items	Board Recommends
1. Election of Class I Directors **Nominees:** 01) Steven Cakebread 02) Jonathan Saacks	✔ For
2. Ratification of the appointment of Kost Forer Gabbay & Kasierer, member of Ernst & Young Global, as Innovid Corp.'s independent registered public accounting firm for the 2022 fiscal year.	✔ For

NOTE: To transact such other business as may properly come before the meeting or any adjournment thereof.

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Sign up for E-delivery”.

D84957-P74000